EXHIBIT 99.(x)

POWER OF ATTORNEY

The undersigned, James H. Bodurtha, Bruce R. Bond, Donald W. Burton, Stuart E. Eizenstat, Kenneth A. Froot, Robert M. Hernandez, Jack F. O’Brien, Roberta Cooper Ramo, Jean Margo Reid, David H. Walsh, Fred G. Weiss, Richard R. West, Richard S. Davis, Laurence D. Fink, and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Howard Surloff, Denis R. Molleur, Donald C. Burke, Neal J. Andrews, Edward Baer and Vincent Tritto, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

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Appendix A

BlackRock Funds II
BlackRock Short Term Bond Series, Inc.
BlackRock Focus Value Fund, Inc.
BlackRock Multi-State Municipal Series Trust
BlackRock Fundamental Growth Fund, Inc.
BlackRock California Municipal Series Trust
BlackRock Focus Twenty Fund, Inc.
BlackRock World Income Fund, Inc.
BlackRock International Value Trust
Master Value Opportunities LLC
Master Basic Value LLC
Master Focus Twenty LLC
BlackRock Bond Allocation Target Shares
BlackRock Value Opportunities Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Natural Resources Trust
BlackRock Global Growth Fund, Inc.
BlackRock Balanced Capital Fund, Inc.
BlackRock Global SmallCap Fund, Inc.
BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Variable Series Funds, Inc.
BlackRock Series Fund, Inc.
Short Term Bond Master LLC
Master Commodity Strategies LLC
Master Bond LLC
FDP Series, Inc.
BlackRock Commodity Strategies Fund
The GNMA Fund Investment Accumulation Program, Inc.
BlackRock Principal Protected Trust
BlackRock Municipal Series Trust
BlackRock Equity Dividend Fund
BlackRock Global Allocation Fund, Inc.
BlackRock Bond Fund, Inc.
BlackRock Municipal Bond Fund
BlackRock EuroFund
BlackRock Global Dynamic Equity Fund
Managed Account Series
BlackRock Mid Cap Value Opportunity Series, Inc.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 1st day of November 2007.

Signature	Title	Signature	Title

/s/ James H. Bodurtha	Director/	/s/ Jean Margo Reid	Director/
James H. Bodurtha	Trustee	Jean Margo Reid	Trustee

/s/ Bruce R. Bond	Director/	/s/ David H. Walsh	Director/
Bruce R. Bond	Trustee	David H. Walsh	Trustee

/s/ Donald W. Burton	Director/	/s/ Fred G. Weiss	Director/
Donald W. Burton	Trustee	Fred G. Weiss	Trustee

/s/ Stuart E. Eizenstat	Director/	/s/ Richard R. West	Director/
Stuart E. Eizenstat	Trustee	Richard R. West	Trustee

/s/ Kenneth A. Froot	Director/	/s/ Richard S. Davis	Director/
Kenneth A. Froot	Trustee	Richard S. Davis	Trustee

/s/ Robert M. Hernandez	Director/	/s/ Laurence D. Fink	Director/
Robert M. Hernandez	Trustee	Laurence D. Fink	Trustee

/s/ Jack F. O’Brien	Director/	/s/ Henry Gabbay	Director/
Jack F. O’Brien	Trustee	Henry Gabbay	Trustee

/s/ Roberta Cooper Ramo	Director/
Roberta Cooper Ramo	Trustee